EMPLOYMENT AGREEMENT (this "Agreement"), dated as of this 30th day of September, 2003, and effective as of October 1, 2003 (the "Effective Date") between Forward Industries, Inc., a New York corporation with offices at 1801 Green Road, Suite E, Pompano Beach, Florida 33064 (the "Company"), and Jerome E. Ball, residing at 20583 Links Circle, Boca Raton, Florida 33434 ("Executive").

W I T N E S S E T H:

WHEREAS, Executive has been rendering services to the Company pursuant to an employment agreement effective as of January 1, 2001, the term of which was renewed for two years (the "Prior Agreement");

WHEREAS, the Company desires to employ Executive to perform senior executive and other services for the Company, and Executive desires to accept such employment, upon the terms and conditions of this Agreement, and the parties agree that the Prior Agreement shall be terminated on and as of the Effective Date;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which the parties hereby acknowledge, the parties agree as follows:

1.         Termination of Prior Agreement

The parties hereto hereby agree that, except to the extent expressly provided in Section 5(f) of this Agreement, on and as of the Effective Date (a) the Prior Agreement shall be, and it hereby is, terminated and of no further force or effect whatsoever, (b) the terms and conditions of this Agreement supersede the terms and conditions of the Prior Agreement and (c) the Company shall have no remaining obligations under the Prior Agreement.

2.         Employment and Duties

On the terms and conditions hereinafter set forth, the Company hereby employs Executive as its Chairman and Chief Executive Officer for the term of this Agreement, as set forth in Section 3, and Executive hereby accepts such employment.

3.         Employment Term

Unless terminated at an earlier date in accordance with the terms of this Agreement, the term of employment hereunder (the "Employment Term") shall commence on the Effective Date and expire on December 31, 2005.  Upon expiration of the Employment Term, this Agreement shall be automatically renewed for successive terms of one year each; provided, however, if either party provides written notice to the other party of its or his determination not to so renew not later than 60 (sixty) days prior to the expiration of the Employment Term, or any renewal thereof, as the case may be, this Agreement shall terminate at the end of the Employment Term or such renewal term, as the case may be.  Subject to the terms of Section 6, in the event that the Company gives notice to Executive of its determination not to renew, Executive shall be entitled to severance in an amount equal to his Salary (as hereinafter defined) for six months at the rate in effect at the time that such  notice is given, payable in a lump sum (less applicable withholding and payroll taxes and other deductions in accordance with the Company's benefit plans in which Executive is participating at the time) on the last day of Executive's employment.  Payment of bonus compensation shall be subject to the terms of Section 5.

4.         Services

(a)        Executive shall perform such duties of a senior executive nature for the Company, as shall be consistent with the provisions of the Company's By-laws in effect on the date hereof, subject to the direction of the Company's Board of Directors (the "Board").  Executive shall serve the Company faithfully and to the best of his ability and shall devote his full business time and attention to the business and affairs of the Company, subject to reasonable absences for vacation and illness as determined by the Compensation Committee of the Board.

(b)        Unless otherwise agreed in writing by the Company and Executive, the performance of Executive's services during the term of this Agreement shall be rendered at the principal executive offices of the Company, located in Pompano Beach, Florida, subject to such reasonable travel in furtherance of Executive's performance of his duties hereunder as the business of the Company may require.

5.         Compensation and Expense Reimbursement

(a)        Salary.  Executive shall be entitled to receive for all services rendered by Executive in any and all capacities in connection with his employment hereunder a salary ("Salary") of $230,000 per annum, payable in equal installments in accordance with the prevailing practices of the Company (but not less frequently than monthly), subject to such adjustments as may be agreed to in writing by the Company and Executive.

(b)        Bonus.  The Executive shall be eligible to receive a bonus ("Bonus") with respect to each full fiscal year or (except to the extent expressly provided in Sections 5(c), 6 and 8) part thereof in respect of his employment hereunder.  The amount of Bonus shall depend on two components:  (i) the extent to which, if any, the Company's Pre-Tax Income (as hereinafter defined) equals or exceeds the Target (as hereinafter defined), determined in accordance with Section 5(c), and (ii) a non-financial component, determined in accordance with Section 5(d).

(c)        Calculation and Payment of Bonus Pursuant to Section 5(b)(i).  The portion of the Bonus that Executive may earn pursuant to Section 5(b)(i) shall be an amount equal to: (1) the product (the "Product") of (x) the Percentage multiplied by (y) $530,000, which Product shall in turn (2) be multiplied by 0.665.  Equivalently, the foregoing formula may be stated as: Bonus amount shall equal (A) (Percentage x $530,000) multiplied by (B) 0.665.

For purposes hereof, the terms used in this Section 5(c) shall have the following meanings:

"Percentage" means a percentage, which shall not be less than 0% (0.00) nor greater than 40% (0.40), in accordance with the following:

  Percentage = 0%, if Pre-Tax Income fails to achieve Target by an amount equal to ten percent (10%) or more of Target;

  Percentage = 20%, if Pre-Tax Income achieves but does not exceed Target;

  Percentage = 40%, if Pre-Tax Income exceeds Target by 20% or more of Target; and

  Percentage = a proportional percentage between (i) 0% and 20%, if Pre-Tax Income fails to achieve Target by an amount less than 10% of Target (e.g., if Pre-Tax Income fails to achieve Target by an amount equal to 5%, Percentage = 10%) or (ii) 20% and 40%, if Pre-Tax Income exceeds Target by an amount less than 20% of Target (e.g., if Pre-Tax Income exceeds Target by 15% of Target, Percentage = 35%).

"Pre-Tax Income" means the Company's consolidated net income, after giving effect to bonuses paid to employees but before extraordinary items (whether contributions to or deductions from net income), plus income taxes, all as determined by reference to the results of operations set forth in the Company's audited financial statements in respect of the fiscal year with respect to which the calculation of the Bonus payable hereunder is being determined.

"Target" means, with respect to any fiscal year, the amount of Pre-Tax Income of the Company projected for achievement by the Company's Compensation Committee for the purpose of establishing Bonus compensation.  The Committee shall determine the Target in each fiscal year after the Board has adopted the Annual Budget in respect thereof but not later than the 31st day of such fiscal year.

"Fiscal year" means the fiscal year of the Company, ending on September 30.

In the event that Pre-Tax Income exceeds Target by an amount significantly and extraordinarily higher than 20%, the Compensation Committee may consider increasing the Percentage on which Bonus compensation is based.

Bonus compensation, if any, payable pursuant to Section 5(b)(i) shall be payable to Executive not earlier than the date on which the Company's audited financial statements relating to the fiscal year in respect of which such Bonus compensation is payable are first filed with the Securities and Exchange Commission (the "Commission') pursuant to Section 13 or 15(d) under the Securities Exchange Act of 1934 ("Exchange Act") nor later than the tenth (10th) business day after such date.  If Executive is otherwise entitled to payment of a Bonus pursuant to Section 5(c)(i) but has not served as an employee for the full fiscal year in respect of which such Bonus is payable, Executive, or his estate, shall be entitled to payment, at the time specified in the next preceding sentence, of a ratable portion of such Bonus to which he is entitled, based on the ratio that the actual number of days in such fiscal year during which he served as an Employee pursuant to this Agreement and is so entitled bears to 365; provided, however, that no Bonus (pro-rated or otherwise) shall be payable in respect of the part of the fiscal year during which Executive is employed hereunder solely for the first fiscal quarter thereof because of expiration of the Employment Term or any renewal thereof as a result of notice of non-renewal furnished pursuant to Section 3; and provided, further, that if Executive's employment was terminated as a result of notice pursuant to Section 6, he shall not be entitled to any Bonus compensation in respect of the fiscal year during which such notice of termination was given or during which such termination becomes effective.

Notwithstanding anything to the contrary in Section 5, in the event that in any fiscal year during the Employment Term or any renewal thereof (i) the base salary compensation of the Executive or Michael Schiffman, the Company's President and Chief Operating Officer, or either of them, changes or (ii) Executive shall be an employee of the Company but not be serving as its Chief Executive Officer (the date on which such change in salary becomes effective for either or both or the date on which Executive ceases to so serve, the "Change Date"), then (a) for the portion of such fiscal year from the beginning thereof until (but excluding) the Change Date, Executive shall be entitled to Bonus compensation earned pursuant to Section 5(b)(i) as calculated in accordance with this Section 5(c), and (b) for the portion of such fiscal year commencing (and including) the Change Date until the end of such fiscal year (and thereafter, as applicable), this Section 5(c) shall have no further force or effect and any Bonus payable to Executive pursuant to Section 5(b)(i) shall be subject to such substitute but substantially equivalent arrangements as the Compensation Committee of the Board and Executive may agree in an amendment to this Agreement.

(d)        Calculation and Payment of Bonus Pursuant to Section 5(b)(ii).  The portion of the Bonus that Executive may earn pursuant to Section 5(b)(ii), if any, may equal up to a maximum of ten percent (10%) of Executive's Salary and shall be based primarily on Executive's contribution to the Company's achievement of certain non-financial goals, as determined by the Compensation Committee of the Board acting in its sole discretion.  Secondarily, Bonus earned pursuant to Section 5(b)(ii) may be based on Executive's contribution to the Company's achievement of financial goals if the Bonus earned pursuant to Section 5(b)(i) does not fully recognize such contribution, as determined by the Compensation Committee of the Board acting in its sole discretion.  The Bonus, if any, that may be earned pursuant to this paragraph shall be payable in a lump sum at the time that the Bonus earned pursuant to Section 5(b)(i) is paid in accordance with Section 5(c).

(e)        Expenses.  Executive will be reimbursed for all reasonable and necessary expenses reasonably incurred by Executive in carrying out the duties contemplated under this Agreement, in accordance with Company practices and procedures in effect from time to time, as such practices may be changed from time to time by the Board.  Executive shall be entitled to a monthly allowance, subject to the approval and discretion of the Compensation Committee of the Board, to defray the expense of the lease of an automobile for Executive's use in connection with the discharge of his duties under this Agreement.

(f)         Stock Options.  No options under the Company's 1996 Incentive Stock Option Plan ("Option Plan") are granted to Executive pursuant to this Agreement.  Grants of options to Executive under the Option Plan pursuant to the Prior Agreement, as listed on Schedule 1 annexed hereto, shall remain in full force and effect and may be exercised in accordance with their terms, and the entry into and performance of this Agreement shall have no effect thereon.

(g)        Benefits.  Executive shall be entitled to participate in all group health and other insurance programs and all other fringe benefit (including vacation) and retirement plans (including any 401(k) plan) or other compensatory plans that the Company may hereafter elect to make available to its executives generally on terms no less favorable than those provided to other executives generally, provided Executive meets the qualifications therefor.  The Company shall not be required to establish any such program or plan, except to the extent expressly set forth in this Section 5.

6.         Termination for Cause

The Board of Directors may, by written notice given at any time during the Employment Term, or any renewal thereof, terminate the employment of Executive for cause, the cause to be specified in reasonable detail in such notice.  For purposes of this Agreement, "cause" shall mean Executive's: (a) willful misconduct in connection with the performance of any of his duties or services hereunder, including without limitation (i) misappropriation or improper diversion of funds, rights or property of the Company or any subsidiary of the Company ("Subsidiary"), or (ii) securing or attempting to secure personally any profit or benefit in connection with any transaction entered into on behalf of the Company or any Subsidiary, or (iii)

intentional disclosure or misappropriation of confidential information belonging to the Company or any Subsidiary (unless disclosure is required by applicable law or court or administrative order), or (iv) material breach of any material covenant contained in this Agreement or (v) any other action in violation of Executive's fiduciary duty owed to the Company or Executive's acting in a manner adverse to the interests of the Company; (b) willful failure, neglect or refusal to perform his duties or services under this Agreement, which failure, neglect or refusal shall continue for a period of 30 days after written notice thereof shall have been given to the Executive by or on behalf of the Board of Directors of the Company; and/or (c) conviction of or nolo contendere plea in connection with a felony.  Termination for cause under clause (a) or (c) of this Section 6 shall be effective immediately upon the giving of such notice; if notice of termination for cause relates to clause (b) of this Section 6, termination shall be effective on the thirtieth (30th) day after the notice referred to in the first sentence of this Section 6 if given to Executive, unless the Executive shall have, prior to such thirtieth (30th) day, cured the alleged cause to the satisfaction of the Board, in which case the Board shall so notify Executive and such cause shall be deemed to no longer exist.  Upon termination of employment pursuant to this Section 6, the Executive shall be entitled to receive (i) any earned and unpaid Salary accrued through the date of termination, (ii) compensation for any unused personal holidays and accrued but unused vacation days through the date of termination and (iii) except for any Bonus compensation (for which Executive shall not be eligible), any accrued and unpaid benefits that may be due the Executive on the date of termination under and subject to the provisions of any employee benefit plan or program, including any options under the Company's Option Plan that are vested.  Upon the termination of the Employment Term (or any renewal thereof) pursuant to this Paragraph 6, all provisions of this Agreement shall terminate except for the provisions hereof and of Paragraphs 10, 11 and 12, which shall survive such termination, and the Company shall have no further obligation to Executive hereunder, except as herein expressly provided.  Termination of Executive's employment under this Section 6 shall be in addition to and not exclusive of any other rights and remedies that the Company has or may have with respect to the facts and circumstances pertaining to such termination.

7.         Termination by Executive for Good Reason

Executive shall have the right to terminate his employment under this Agreement for Good Reason (as hereinafter defined) upon prior written notice to the Company, in which case this Agreement shall terminate on the date specified in such notice; provided, however, that such notice shall specify (i) in reasonable detail the circumstances or event asserted as the basis for termination and (ii) a date of termination that shall be at least thirty (30) days after the delivery of such notice; and provided, further, that the Company shall have the right during such thirty (30) day period to remedy the circumstances or event giving rise to the notice of termination for Good Reason prior to the date specified in such notice, in which case no right of termination or other right shall exist under this Section.  In the event of any termination of employment by the Executive for Good Reason, the Executive shall have no further obligations under this Agreement other than the obligations provided for in Sections 10, 11 and 12 hereof, the terms of which shall survive termination of this Agreement, and the Company shall have no further obligations under this Agreement, except to pay to Executive within thirty (30) days following such termination under this Section 7: (a) all unreimbursed business-related expenses and (b) a lump sum severance payment in an amount equal to (i) six months of his Salary under Section 5(a) hereof at the rate in effect at the date such notice was given, and (ii) the ratable amount of Bonus, if any, to which Executive would otherwise have been entitled but for termination under this Section, based on the ratio that the number of days from the beginning of the fiscal year (or, if applicable, the date of commencement of employment hereunder if Executive was not employed hereunder at the beginning of the fiscal year) to the date of termination of employment bears to 365.

Notwithstanding anything to the contrary in Section 5, the amount of Bonus, if any, to which Executive may be entitled under clause (ii) of the next preceding sentence shall be based on Pre-Tax Income achieved to the last day of the month immediately preceding the date of termination, determined by reference to the Company's quarterly financial results as filed with the Commission pursuant to the rules under the Exchange Act and, as the case may be, unpublished monthly results determined by reference to the Company's books and accounts; such Pre-Tax Income shall then be annualized for purposes of applying the formula set forth in Section 5(c); and the Bonus payable shall be paid on a ratable basis as set forth in such clause (ii).

For purposes of this Agreement, the term "Good Reason" shall mean the assignment to Executive without his written consent of any duties inconsistent in any material respect with Executive's positions (including status, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4 of this Agreement or any other action by the Company that results in a material diminishment in such positions, authority, duties or responsibilities, other than such assignment or other action that is remedied by the Company prior to the date of termination specified in the written notice from Executive.

8.         Illness or Incapacity

In the event of any disability, illness or other incapacity (any one or more of the foregoing, a "Disability") that prevents Executive from performing services as contemplated by Sections 2 and 4, the obligation of the Company to pay compensation to Executive pursuant to Section 5 shall be reduced to the extent of any amount received by Executive pursuant to any disability insurance policy maintained and paid for by the Company.  If as a result of a Disability Executive can not perform the services contemplated by Sections 2 and 4 of this Agreement for 120 or more consecutive days or for 180 days in any consecutive 12-month period, the Company shall have the right to terminate this Agreement upon 10 days' prior written notice to Executive with no further liability under this Agreement, except under Sections 10, 11 and 12 hereof, the terms of which shall survive such termination, and except for accrued and unpaid Salary and other previously earned, accrued and unpaid benefits from the Company and under its employee benefit plans, including any vested stock options and Bonus to which Executive may be entitled, in each case through the date of such termination; provided, however, that such termination shall not prejudice any rights of Executive under disability policies being maintained by the Company for Executive under the terms of this Agreement, if any; and provided, further, that during the period of Disability, no Bonus may be earned or accrued.  Upon termination under this Section 8, any Bonus to which Executive would be entitled (subject to the exclusion contained in the second proviso of the next preceding sentence) shall be determined and paid in accordance with the procedure set forth in the penultimate paragraph of Section 7.

9.         Death

This Agreement shall terminate automatically upon the death of Executive.  In such event, the Company shall pay the estate of Executive, in addition to any amounts to which Executive's estate would otherwise be entitled under the Company's retirement plans and group life insurance policy, within 30 days after the date of death, all compensation earned under Section 5 through the date of death; provided, however, that, with respect to any partial fiscal year, any Bonus compensation to which Executive may have been entitled under Section 5(b) shall be payable in accordance with Section 5(c), and the amount of such Bonus, if any, shall be prorated as provided therein.

10.       Non-Competition and Trade Secrets

Executive agrees that during the Employment Term, any renewal thereof and for one full year after expiration or termination of the Employment Term or any renewal thereof (except in the case of clause (a), as to which Executive's covenant shall not be limited in time), he shall not, without the prior written consent of the Company, directly or indirectly, either individually or as an employee, officer, director, agent, partner, shareholder, consultant, option holder, joint venturer, contractor, nominee, lender of money, guarantor or in any other capacity:

(a)        disclose, copy, divulge, furnish, distribute or make available in any medium whatsoever to any firm, company, corporation, organization, or other entity or person (including but not limited to actual or potential customers or competitors or government officials), except as required in the course of performing his duties as an Executive hereunder, trade secrets, intellectual property or other confidential information of or concerning the Company, its Subsidiaries or affiliates or the business of any of the foregoing, including without limitation, customer lists, product designs and product know-how, arrangements for supplying customers, methods of operation and organization, sources of supply and arrangements with vendors; provided, however, Executive may make disclosures as and to the extent required by applicable law or compelled upon court or administrative order, provided, further, however, that in the event that Executive is so required or compelled, he shall notify the Company not fewer than ten (10) business days in advance of such disclosure in order to afford it the reasonable opportunity to obtain a protective order or other remedy to limit the scope of such disclosure (it being understood and agreed that, if such disclosure is required by applicable law, Executive shall upon the Company's request furnish the source and precedents with respect to such requirement).  For purposes of this Section 10, information shall not be deemed confidential if it (i) is within the public domain, or (ii) becomes publicly known other than through disclosure by Executive in violation of this provision;

(b)        own (or have any financial interest in, actual, contingent or otherwise), control, manage, operate, participate, engage in, invest in or otherwise have any interest in, or otherwise be connected with, in any manner, any firm, company, corporation, organization, business, enterprise, venture or other entity, association or person that is engaged in the business actually engaged in by the Company during the Employment Term or any renewal thereof, including without limitation the business of designing, manufacturing, procuring and/or distributing carrying or portable cases or cover plates supplied to the cellular telephone, home medical equipment, laptop computer, photography, video or audio industries, except that nothing in this Section 10(b) shall be deemed to prohibit Executive from the acquisition or holding of, solely as a passive stockholder, not more than one percent (1%) of the shares or other securities of a publicly-owned corporation if such securities are traded on a national securities exchange or the Nasdaq Stock Market; or

(c) solicit, employ or retain or arrange, encourage, facilitate or assist to have any other firm, company, corporation, organization, business, enterprise, venture or other entity, association or person solicit, employ, retain, or otherwise participate in the employment or retention of, any person who is then, or who has been, within the preceding six (6) months, an employee, consultant, sales representative, technician or engineer of the Company, its subsidiaries or affiliates.

(d) Upon the expiration or termination of this Agreement for any reason, Executive shall promptly deliver to the Company all documents, papers and records in his possession relating to the business or affairs of the Company and that he obtained or received in his capacity as an officer of the Company and any other Company property or equipment in his possession or control.

(e)        In the event Executive shall violate any provisions of this Paragraph 10 (which provisions Executive hereby acknowledges are reasonable and equitable), Executive shall no longer be entitled to and hereby waives any and all rights to any termination payment under this Agreement.

11.       Separability

Executive agrees that the provisions of Section 10 hereof constitute independent and separable covenants, for which Executive is receiving consideration, which shall survive the termination of employment, and which shall be enforceable by the Company notwithstanding any rights or remedies the Company may have under any other provision hereof.

12.       Specific Performance

Executive acknowledges that:

(a)        the services to be rendered and covenants to be performed under this Agreement are of a special and unique character and that the Company would be irreparably harmed if such services were lost to it or if Executive breached its obligations and covenants hereunder;

(b)        the Company is relying on the Executive's performance of the covenants contained herein, including, without limitation, those contained in Paragraph 10 above, as a material inducement for its entering into this Agreement;

(c)        the Company may be damaged if the provisions hereof are not specifically enforced; and

(d)        the award of monetary damages may not adequately protect the Company in the event of a breach hereof by Executive.

By virtue thereof, Executive agrees and consents that if Executive breaches any of the provisions of this Agreement, the Company, in addition to any other rights and remedies available under this Agreement or under applicable laws, shall (without any bond or other security being required and without the necessity of proving monetary damages) be entitled to a temporary and/or permanent injunction to be issued by a court of competent jurisdiction restraining Executive from committing or continuing any violation of this Agreement, or any other appropriate decree of specific performance.  Such remedies shall not be exclusive and shall be in addition to any other remedy that the Company may have.

13.       Miscellaneous

(a)        Entire Agreement; Amendment.  This Agreement constitutes the entire employment agreement between the parties and may not be modified, amended or terminated (other than pursuant to the terms hereof) except by a written instrument executed by the parties hereto.  All other agreements, written or oral, between the parties pertaining to the employment or remuneration of Executive not specifically contemplated hereby or incorporated or merged herein are hereby terminated and shall be of no further force or effect.

(b)        Assignment; Successors.  This Agreement is not assignable by Executive without the prior written consent of the Company and any purported assignment by Executive of Executive's rights and/or obligations under this Agreement shall be null and void.  Except as provided below, this Agreement may be assigned by the Company at any time, upon delivery of written notice to Executive (with Executive's consent, not to be unreasonably withheld), to any successor to the business of the Company, or to any subsidiaries or affiliates of the Company.  In the event that Executive does not consent to the assignment of this Agreement, the Company shall have the right, provided it is otherwise in compliance with this Agreement, to terminate this Agreement automatically with no further liability, except for accrued and unpaid Salary, and other previously earned, accrued and unpaid benefits from the Company and its employee benefit plans, including any options that have vested prior to the date of termination.  In the event that another corporation or other business entity becomes a Successor of the Company, then this Agreement may not be assigned to such Successor unless the Successor shall, by an agreement in form and substance reasonably satisfactory to the Executive, expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if there had been no Successor. The term "Successor" shall mean any corporation or other business entity which succeeds to substantially all of the assets or conducts the business of the Company, whether directly or indirectly, by purchase, merger, consolidation or otherwise. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

(c)        Waivers, etc.  No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.  The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not operate or be construed as a waiver of the right to insist upon strict adherence to that term or any other term of this Agreement on that or any other occasion.

(d)        Provisions Overly Broad.  In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited.  Subject to the foregoing sentence, in the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

(e)        Notices.  Any notice permitted or required hereunder shall be in writing and shall be deemed to have been given on the date of delivery or, if mailed by certified mail, postage prepaid, return receipt requested, documented overnight courier, or by facsimile transmission, on the date mailed or transmitted.

(i)         If to Executive to:

  Jerome E. Ball, at his address

  set forth in the preamble to this Agreement

(ii)        If to the Company to:

  the address set forth in the
  preamble to this Agreement
  Attention: Chief Financial Officer

  with a copy to:

  Hogan & Hartson L.L.P.

  875 Third Avenue
  New York, New York 10022
  Attention:  Jeffrey W. Rubin, Esq.

  Telecopy:  (212) 918-3100

(f)        Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in New York without regard to conflict of law principles thereof.

(g)        Survival.  All obligations of the Company to Executive and Executive to the Company shall terminate upon the termination of this Agreement, except as expressly provided herein.  The provisions of Sections 10, 11 and 12 shall survive termination of this Agreement.

(h)        Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and each party may become a party hereto by executing a counterpart hereof.  This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

(i)         Approval.  This Agreement is subject to prior review and approval of the Compensation Committee of the Company's Board of Directors.

(j)         Headings.  The headings in this Agreement for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the 30th day of September, 2003.

EXECUTIVE	FORWARD INDUSTRIES, INC.
By:
Jerome E. Ball	Name: Michael Schiffman
Title: President and Chief Operating Officer

SCHEDULE 1
LIST OF OPTIONS UNDER PRIOR AGREEMENT

(1). 250,000 Shares at $1.75 per share, fully vested, and expiring on 9/30/2009.

(2). 250,000 Shares at $2.00 per share vesting on 1/1/2005 and expiring on 1/1/2006, subject to immediate vesting in the event that the Company's Common Stock price averages $3.50 per share for 180 consecutive days (not less than 90 days of which shall be during the Employment Term), based upon the average reported closing sale prices for the Company's Common Stock on the Nasdaq Smallcap Market.

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